EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Post-Effective Amendment No. 3 on Form S-3 to Form SB-2 (No. 333-53024) of our report dated April 1, 2002 relating to the financial statements which appears in Vsource, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2002.


/s/  PricewaterhouseCoopers

PricewaterhouseCoopers

Hong Kong
May 8, 2002


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